Numerex Corp.Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

Press Release

For Immediate Release

NUMEREX CORP. FURTHER REDUCES DEBT

ATLANTA, September 14, 2009- Numerex Corp. (NASDAQ: NMRX), a leading provider of full-service, secure machine-to-machine (M2M) network services and solutions, announced today that it has reduced its outstanding debt by $2.0 million. The Company utilized cash to repay $1.0 million on the secured non-convertible term note and converted $1.0 million of outstanding debt into equity under the secured convertible term note.   The Company will issue an aggregate of 222,223 shares of its Class A Common Stock in connection with this conversion that took place earlier today.  The Company’s total debt level now stands at $4.0 million after this reduction.

Alan Catherall, Chief Financial Officer of Numerex Corp. stated, “We are pleased by this transaction which will be accretive, further reduced our debt levels from $6.0 million to $4.0 million and was not subject to any pre-payment penalties.  This was achieved by using only $1.0 million in cash since part of the debt was converted into equity.  After this repayment and going forward, we expect to remain in a sound liquidity position to finance our growth.”

In connection with the conversion, Numerex will also be writing-off all unamortized financing costs related to the debt reduction. This non-cash expense is approximately $130,000.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is the machine-to-machine (M2M) provider of choice to some of the world's largest organizations delivers secure, all-around solutions through a single source. The Company's M2M products, services, and expertise enables its customers to efficiently, reliably, and securely monitor and manage assets remotely whenever and wherever needed, while simplifying and speeding up development and deployment. Numerex is the first M2M service provider in North America to carry the ISO 27001 information security certification. Numerex DNA(TM) offerings include hardware Devices, Network services, and software Applications that its customers use in designing M2M solutions. At Numerex, "Machines Trust Us(TM)". For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues, difficulties associated with integrating Orbit One’s business, the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time, variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.
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